REINSURANCE AGREEMENT

                                        between
                          AMERICAN CAPITOL INSURANCE COMPANY
                                          of
                                    HOUSTON, TEXAS
                      (hereinafter referred to as the "Company")

                                         and
                       REPUBLIC-VANGUARD LIFE INSURANCE COMPANY
                                          of
                                    DALLAS, TEXAS

                     (hereinafter referred to as the "Reinsurer")







                                   TREATY # UL98-OCO

                                       ORDINARY

                                     COINSURANCE

                                   TABLE OF CONTENTS



                                       ARTICLES



        I.       PURPOSE

       II.       DURATION OF RISK

      III.       CONSIDERATIONS

       IV.       BENEFIT PAYMENTS

        V.       ACCOUNTING AND SETTLEMENT

       VI.       REPRESENTATIONS AND WARRANTS

      VII.       ARBITRATION

     VIII.       INSOLVENCY

       IX.       TERMINATION

        X.       GENERAL PROVISIONS

       XI.       EXECUTION AND EFFECTIVE DATE



                                    SCHEDULES



     A.   POLICIES AND RISKS REINSURED

     B.   NOTICES

     C.   EXPERIENCE REFUND FORMULA

     D.   SEGREGATED ASSET ACCOUNT

     E.   ADDITIONAL RECAPTURE AMOUNT

     F.   INVESTMENT GUIDELINES

                                     PREAMBLE



This Agreement is made and entered into by and between American Capitol Insurance Company (hereinafter referred to as the "Company") and Republic-Vanguard Life Insurance Company (hereinafter referred to as the "Reinsurer").



The Company and the Reinsurer mutually agree to reinsure on the terms and conditions stated herein. This Agreement is an indemnity reinsurance agreement between the Company and the Reinsurer and performance of the obligations of each party under this Agreement shall be rendered solely to the other party. In no instance shall anyone other than the Company or the Reinsurer have any rights under this Agreement.

                                   ARTICLE I

                                    PURPOSE

1.01 Policies Reinsured. The Company has assumed through coinsurance or assumption reinsurance certain individual life insurance policies which it desires to reinsure hereunder. The Policies and Quota Share thereof described in Schedule A, which is attached hereto and by this reference made a part hereof, constitute this block (the portion of such policies reinsured hereunder are hereinafter referred to as the "Policy" or "Policies").

1.02 Purpose of Agreement. The purpose of this Agreement is to provide for the indemnity reinsurance by the Reinsurer of 100% of the interest of the Company in the policies reinsured hereunder. It is the intent of the parties that the Reinsurer's profits on the Policies shall be limited to only the experience, as defined herein, if any, of the Policies and the Reinsurer shall have no other recourse against the Company for payments other than those amounts specifically allowed for herein. This Agreement shall commence on the Effective Date of this Agreement, is subject to the terms and conditions set forth herein, and shall cease upon the termination date of this Agreement as defined in Article IX.

                                    ARTICLE II

                                 DURATION OF RISK

2.01 Duration. Except as otherwise provided herein, this Agreement shall be unlimited in duration.

2.02 Reinsurer's Liability. The liability of the Reinsurer with respect to any Policy will begin simultaneously with that of the Company, but not prior to the Effective Date of this Agreement. The Reinsurer's liability with respect to any Policy will terminate on the date the Company's liability on such Policy is terminated.

2.03 Recapture. The Policies are eligible for recapture without the Additional Recapture Amount specified in Schedule E commencing ten (10) years after the date on which the Negative Experience Refund Carryforward, as defined in C.02, first reaches zero. In the event the Company elects to recapture the Policies prior to the date falling ten (10) years after the date on which the Negative Experience Refund Carryforward first reaches zero, other than for a reason specified in Article IX, the amount due from the Reinsurer to the Company as part of the terminal monthly cash settlement shall be reduced by the Additional Recapture Amount. In the event the Company elects to recapture a percentage, but less than 100%, of the risks of the Policies, as provided above, then such percentage recapture shall apply to all the Policies and the Additional Recapture Amount shall be determined proportionately. Furthermore, the Company may recapture any such policies as specifically provided for in Article IX with any and all appropriate notices as may be contained therein.

                                    ARTICLE III

                                   CONSIDERATIONS

3.01 Initial Portfolio Transfer. On the Effective Date of this Agreement, the Company shall pay to the Reinsurer an amount equal to the reserves as defined in 10.01 less the reinsurance reserve credits on reinsurance ceded, if any, on the Policies. The Company may make such payment directly to a segregated asset account established by the Reinsurer as defined in Schedule D and attached hereto (hereinafter referred to as the "segregated asset account"). Such segregated asset account shall be maintained for the duration of this agreement and the assets housed therein, as defined herein, shall be separate and distinct from any other assets of the Reinsurer. Both parties agree that, as of the Effective Date of this Agreement, the value of the bonds transferred to the Reinsurer, shall be equal to the fair market value as required under the Internal Revenue Code Section 1060. Such payment shall be the net payment as of the Effective Date of this Agreement and it is specifically understood that the Initial Consideration as defined in paragraph 3.02 below shall be offset against this payment and only the net amount of assets needs to be actually transferred to the Reinsurer as of such date.

3.02 Initial Consideration. Simultaneously with the payment defined in 3.01 above, the Reinsurer shall pay the Company a consideration for such Policies in an amount equal to thirteen million five hundred thousand dollars ($13,500,000).

3.03 Premiums. The Reinsurer's portion of all premiums collected on the Policies (net of any other reinsurance premiums related to reinsurance in force prior to the Effective Date of this Agreement) shall become the sole property of the Reinsurer as of the Effective Date of this Agreement and the Company shall remit any and all such collected premiums as of the end of each calendar month to the Reinsurer as part of the monthly settlement contained herein.

3.04 Commission Allowance. The Reinsurer shall pay to the Company a commission allowance equal to the following: a commission allowance on first year premiums at the rate of 35% on Plan OG2 (5 Pay Life), 40% on Plan OG3(10 Pay Life), 45% on Plan OG4 (15 Pay Life), 50% on Plans 801 (Whole
Life), 810 (Whole Life), 821 (10 Year Term) and OG5 (20 Pay Life), 55% on Plan OG1 (Whole Life), and 60% on Plan 820 (Whole Life); a commission allowance on renewal premiums for new ordinary business (1997 issues) at the rate of 7% of premiums for policy years 2 through 10 and 3% of premiums thereafter; and a commission allowance on renewal premiums for ordinary and industrial (pre-1997 issues) at the rate of 10% of premiums for policy years 2 and 3, 4% of premiums for policy year 4, 3% of premiums for policy years 5 through 15 inclusive, 2% of premiums for policy years 16 through 20 inclusive.

3.05 Premium Tax Allowance. The Reinsurer shall pay to the Company a premium tax allowance equal to 2.5% of all premiums collected on the Policies.

3.06 Income Tax Reimbursement. The Company and the Reinsurer agree to remain liable for their respective Federal Income Tax liabilities, including any "DAC" taxable income that may be incurred by the reinsurance of the Policies by the Reinsurer.

3.07 Administration. The Company shall provide all administration for the Policies. The Reinsurer shall pay the Company an administration fee in an amount equal to the following:

$25 for each death claim processed during a month, $10 for each surrender processed during a month, $.8333 for each industrial premium paying policy in force at the beginning of the month, $.4167 for each industrial paid up policy in force at the beginning of the month, $2.0833 for each ordinary premium paying policy in force at the beginning of the month, $1.0417 for each ordinary paid up policy in force at the beginning of the month and $.4167 for each policy, whether industrial or ordinary, on extended term insurance at the beginning of the month. The above per transaction and per policy expenses shall increase 2% (compounded) on each anniversary of the Effective Date of this Agreement.

In addition to the foregoing, the Reinsurer shall pay the Company an additional administration fee equal to 17% of the premiums collected on ordinary policies.

3.08 Policy Loan Interest. The Company agrees to pay the Reinsurer monthly, any and all interest earned, on an incurred basis, on any of the outstanding policy loans on the Policies.

3.09 Adjustment to Initial Consideration. Section 4.5 of that certain Coinsurance Agreement between Universal Life Insurance Company ("Universal") and the Company provides for the possibility of an adjustment to the ceding fee the Company is to pay Universal pursuant to that Coinsurance Agreement. In the event that Universal pays the Company an amount pursuant to that
Section 4.5, the Company agrees to pay the Reinsurer a like amount as an adjustment to the Initial Consideration defined in paragraph 3.02 of this Agreement.

                                    ARTICLE IV

                                 BENEFIT PAYMENTS

4.01 Notice. Upon request of the Reinsurer, the Company will notify the Reinsurer monthly after receipt of any information on a claim or surrender on a policy to the extent it is reinsured hereunder. Upon such request, the reinsurance claim form and copies of notifications, claim papers, and proofs will be furnished the Reinsurer as soon as possible.

4.02 Liability and Payment. The Reinsurer will accept the decision of the Company on payment of a benefit on a policy reinsured hereunder. The Reinsurer will pay to the Company monthly the reinsurance benefit on the Policies. Such reinsurance benefit shall be defined as the Reinsurer's portion of the total death, surrender or other policy benefits paid by the Company, net of other reinsurance, during such month.

4.03 Contested Claims. The Company will advise the Reinsurer of its intention to contest, compromise, or litigate a claim involving a policy reinsured hereunder. The Reinsurer will pay its share of the additional expenses of the contest in addition to its share of the claim itself, or it may choose not to participate. If the Reinsurer chooses not to participate, it will discharge its liability by payment to the Company of the full amount of its liability on the policy reinsured.

4.04 Dividends to Policyholders. The Reinsurer shall reimburse to the Company the actual dividends paid to the policyholders reinsured hereunder during any and all calendar months for which this Agreement is in effect. Such dividends shall be computed on the dividend scale in effect as of the Effective Date of this Agreement. No changes shall be made to such dividend scale without the express written consent of the Reinsurer.

                                    ARTICLE V

                            ACCOUNTING AND SETTLEMENT

5.01 Agreement Accounting Period. The accounting period for this Agreement shall be on a calendar month basis unless otherwise specified herein.

5.02 Monthly Reports. Within 10 working days after the end of each calendar month the Company will submit to the Reinsurer a monthly accounting report which shall contain the amount of premiums, commission allowance, administration fees, benefits, dividends to policyholders, reserves, outstanding policy loans and interest incurred thereon, due and unpaid premiums, due and deferred premiums, any and all claim reserves as calculated in accordance with NAIC Convention Blank Exhibit 11, number of Policies and in force for such calendar month.

5.03 Monthly Cash Settlements. Within 10 working days after the end of each calendar month the Company shall pay to the Reinsurer:

     a) For the first month only, the net portfolio transfer as defined in 3.01; and

     b)   the net amount of premiums as defined in 3.03; and

     c) any experience refunds paid to the Company, if any, as part of any other reinsurance agreements, as described in 10.05; and

     d)   the interest on outstanding policy loans as defined in 3.08; and

     e) the decrease, if any, in outstanding policy loans as defined in 3.08.

Simultaneously, the Reinsurer shall pay to the Company:

     a) For the first month only the initial consideration as defined in 3.02; and

     b)   the net paid reinsurance benefits, as defined in 4.02; and

     c)   the commission allowance as defined in 3.04; and

     d)   the premium tax allowance defined in 3.05; and

     e)   the administration fees as defined in 3.07; and

     f)   the dividends to policyholders as defined in 4.04; and

     g) the experience refund as defined in ScheduleC.01 attached hereto, if any; and

     h) the increase, if any, in outstanding policy loans as defined in 3.08.

5.04 Amounts Due Monthly. Except as otherwise specifically provided in this Agreement, all amounts due to be paid to either the Company or the Reinsurer under this Agreement on a monthly basis shall be determined on a net basis as of the last day of each calendar month and shall be due and payable as of such date. If the amounts, as defined in 5.03 above, cannot be determined at such dates as defined herein, on an exact basis, such payments will be paid in accordance with a mutually agreeable formula which will approximate the actual payments.

5.05 Delayed Payments. For purposes of 5.04 above, if there is a delayed settlement of a payment due, there will be an interest penalty assessed, in an amount calculated as: the amount of the payment which is delinquent, multiplied by ten percent (10%), multiplied by the number of days such amount has been delinquent, regardless of holidays or weekends, and divided by the whole number 365. For purposes of this paragraph, a payment shall be considered delayed after 20 working days from the date such payment is due. For purposes of this Agreement the number of days a payment is delinquent shall commence on the day following the date such payment is deemed overdue, as defined above, and shall end on the date such payment is mailed.

5.06 Offset of Payments. Any debts or credits, liquidated or unliquidated, in favor of or against either the Company or the Reinsurer with respect to this Agreement only shall be set-off and only the balance shall be allowed or paid.

                                     ARTICLE VI

                             REPRESENTATIONS AND WARRANTS

6.01 Representations of the Company. The Company represents and warrants as follows:

     a) it is a corporation duly organized, existing and in good standing under the laws of the State of Texas; and

     b) it is empowered under applicable laws and by its charter and bylaws to enter into and perform the duties contemplated in this Agreement; and

     c) it has taken all requisite corporate proceedings to authorize it to enter into and perform the duties contemplated in this Agreement; and

     d) no person under its control shall commit any action that would violate any state law or regulation, in those jurisdictions covered hereunder, governing administration or servicing of insurance as defined thereunder; and

     e) it has obtained any and all regulatory approvals as may be required for the Company to cede the Policies covered hereunder and to assure whatever reserve credits it may wish to take for such cession.

     f) it has provided certain data, both oral and written, as part of the Reinsurer's due diligence process and that such data is complete and accurately describes the current financial condition of the Company and the Policies eligible for reinsurance hereunder.

     g)   it is a U.S. taxpayer.

6.02 Representations and Warrants of the Reinsurer. The Reinsurer represents and warrants as follows:

     a) it is a corporation duly organized, existing and in good standing under the laws of the State of Texas; and

     b) it is empowered under applicable laws and by its charter and bylaws to enter into and perform the duties contemplated in this Agreement; and

     c) it has taken all requisite corporate proceedings to authorize it to enter into and perform the duties contemplated in this Agreement; and

     d) it has obtained any and all regulatory approvals as may be required for the Reinsurer to provide the reinsurance covered hereunder.

     e) it has provided certain data, both oral and written, as part of the Company's due diligence process and that such data is complete and accurately describes the current financial condition of the Reinsurer.

               f)   it is a U.S. taxpayer.

6.03 Covenants.  The Reinsurer and the Company agree as follows:

     a) to indemnify, defend and hold harmless the other, its directors, officers, employees and agents from any and all claims, actions, suits, judgments, damages (including punitive or exemplary damages), fines and other proceedings, whether civil, criminal (only to the extent permitted by law or public policy),administrative, investigative or otherwise, together with all costs, expenses and other amounts, including attorney's fees, arising or alleged to have arisen out of any act, error or omission related to or resulting from the performance of the duties, obligations or responsibilities of the other party, its directors, officers, employees and agents, under this Agreement; and

     b) the Reinsurer shall have no obligation arising out of any breach of any duty on the part of the Company to any insured covered hereunder. The Company shall remain solely liable for all fines, penalties or other assessments imposed against the Reinsurer by any Insurance Department or other governmental entity for any conduct of the Company, its employees or authorized representatives, which was not expressly authorized, in writing, by the Reinsurer; and

     c) any and all materials, information, proposals, studies or other documents relative to this Agreement are confidential and proprietary. Neither party shall disclose, directly or indirectly, any information obtained from the other party, relative to this Agreement, to any third party without the express written consent of the other unless applicable statute, law or regulation requires such disclosure.


6.04 Expenses. Each of the parties agrees to pay all costs incurred by it for actuarial, legal and other services received or utilized in connection herewith.

                                   ARTICLE VII

                                   ARBITRATION

7.01 Agreement. All disputes and differences between the Company and the Reinsurer on which an agreement cannot be reached will be decided by arbitration, regardless of the insolvency of either party, unless the conservator, receiver, liquidator, or statutory successor is specifically exempted from an arbitration proceeding by applicable state law. Either party may initiate arbitration by providing written notification to the other party. Such written notice shall contain a brief statement of the issue(s), the failure on behalf of the parties to reach amicable agreement and the date of demand for arbitration. The arbitrators will regard this Agreement from the standpoint of practical business and equitable principles rather than that of strict law. The arbitrators shall be solely responsible for determining what shall be considered and what procedure they deem appropriate and necessary in the gathering of such facts or data to decide such dispute. The arbitrators shall render their decision not later than 45 days following the close of the arbitration hearings, if any. Both parties agree that the decision of the arbitrators is final and binding and that no appeal shall be made from that decision. Should either party fail to comply with the decision of the arbitrators, the other party shall have the right to seek and receive the assistance of an appropriate court to enforce the decision of the arbitrators. The costs of the arbitration are to be borne equally by both parties unless the arbitrators decide otherwise.

7.02 Method. Three arbitrators will decide any differences. They must be, or have been, officers of life insurance companies other than the two parties to this Agreement or any company owned by, or affiliated with, either party. One of the arbitrators is to be appointed by the Company, another by the Reinsurer, and they shall select a third before arbitration begins. Should one party fail to comply with the notice to arbitrate and fail to select an arbitrator, the other party shall have the right to appoint such arbitrator on their behalf. The appointments shall be made in the following manner: the Company and the Reinsurer shall each present an initial list of five prospective arbitrators to the other party within 25 days of the mailing of the notification initiating the arbitration. The Company and the Reinsurer shall select one arbitrator each from the list supplied by the other party. Should the selected arbitrator decline to serve, another name shall be selected from the respective list. The party who initiated the list will submit as many additional names as necessary so that at all times there will be a pool of five names from which the other party may make its selection. The two arbitrators, once selected, shall then select the third arbitrator from the remaining eight names on the two lists. Should the two arbitrators be unable to agree on a choice for the third arbitrator the remaining eight names shall be placed in a pool and the final arbitrator shall be drawn at random from such account. If the prospective arbitrator so chosen shall decline to serve as the third arbitrator, another prospective arbitrator shall be randomly selected until the original account is exhausted. The parties shall continue to replace the pool with an additional eight names until an arbitrator is found.

                                     ARTICLE VIII

                                      INSOLVENCY

8.01 Agreement. In the event of the Company's insolvency, the Reinsurer's contractual liability on the Policies shall continue to be determined by all the terms, conditions and limitations under this Agreement, but the Reinsurer will make settlement (1) directly to the Company's liquidator, conservator, receiver or statutory successor, and (2) without increase or diminution because of the Company's insolvency. The liquidator, conservator, receiver or statutory successor of the Company shall give the Reinsurer written notice of the pendency of a claim against the Company on any Policy within a reasonable time after such claim is filed in the insolvency proceeding. During the pendency of any such claim, the Reinsurer may investigate such claim and interpose in the Company's name (or in the name of the Company's liquidator, receiver or statutory successor), in the proceeding where such claim is to be adjudicated, any defense or defenses which the Reinsurer may deem available to the Company or its liquidator, receiver or statutory successor. The expense thus incurred by the Reinsurer shall be chargeable, subject to court approval, against the Company as a part of the expense of liquidation to the extent of a proportionate share of the benefit which may accrue to the Company solely as a result of the defense undertaken by the Reinsurer.

                                     ARTICLE IX

                                     TERMINATION

9.01 Termination by Mutual Consent. This Agreement may be terminated at any time by mutual written consent of the parties.

9.02 Termination by Term. This Agreement shall automatically and immediately terminate at the date the liability of the Company on the last Policy covered hereunder terminates. Any and all amounts that may be owed one party by the other and remain unpaid as of such date shall immediately become due and payable as of the date such last policy expires. No additional accounting or settlements, other than the customary and usual monthly settlement as defined in 5.03, will be made, with the last day of such month defined as the date of termination as contemplated by this paragraph 9.02.

9.03 Recapture by Company. In addition to the recapture rights provided for in 2.03, the Company shall have the additional right to recapture the Policies in full only, at such time and in such manner as set forth below for any of the following numerated defaults by the Reinsurer, should the
Reinsurer:

     a)   have ceased doing business; or

     b) been voluntarily or involuntarily placed in conservatorship, receivership, liquidation, bankruptcy, or been dissolved; or

     c)   been proven culpable for fraud or embezzlement; or

     d) failed to comply with any applicable federal, state or municipal statute, law, rule, or regulation governing the insurance or reinsurance of the Policies; or

     e) be found in default of this Agreement or the Trust Agreement, as defined therein; or

     f) allow its statutory Capital and Surplus as defined within the meaning of the NAIC Convention Blank to become less than $5,000,000, at any time, for the duration of this Agreement; or

     g) have the reserve credit taken by the Company with respect to this Agreement disallowed by any state in which the Company is licensed, unless such disallowance results from some action taken by the Company, other than the act of entering into this Agreement. The Reinsurer and the Company agree to cooperate in resolving any issue that has resulted in the disallowance of the reserve credit.

The Company shall give written notice to the Reinsurer that the Reinsurer is in default of one or more of the conditions described above. The Reinsurer shall have fifteen (15) days in which to remedy such default(s). If at the end of such fifteen (15) days, the Reinsurer shall have failed to secure such remedy as may be required in the sole opinion of the Company, the Policies shall be immediately eligible for recapture as of the sixteenth
(16th) day from the date such notification of default(s) was first sent.

9.04 Method of Termination or Recapture. Should this Agreement be terminated or recaptured for any of the reasons contained in this Article or paragraph 2.03, the Reinsurer agrees to take the following actions:

     a) the Reinsurer will use every and all best efforts to promptly transfer to the Company copies of all insureds' files, documents, reports, records, correspondence or other documents relating to the Policies so recaptured or terminated that the Reinsurer may have in its possession; and

     b)   to pay any and all amounts that may be due the Company within ten
(10) days of receipt by the Reinsurer of the terminal settlement specified below as provided by the Company.

The Company agrees to take the following actions:

     a) to prepare the terminal monthly accounting report in accordance with 5.02; and

  b) to prepare the terminal monthly cash settlement in accordance with 5.03 for the period from the end of the last month for which settlement has been made to the effective date of termination as described above. In addition, such settlement shall include a terminal reserve transfer in the amount of the reserve released by the Reinsurer because of such terminated Policies, less, the outstanding policy loans on such terminated Policies, less, the amount of due and deferred premium asset on such terminated Policies, less, if applicable, the Additional Recapture Amount, as of such terminal accounting date. In no event should this calculation of the terminal reserve transfer be an amount less than zero (0); and

     c) should the Company voluntarily recapture any or all of the Policies, as described within this Agreement, the Company shall pay to the Reinsurer the absolute value of the terminal experience refund formula, as defined in Schedule C.01, should such calculation result in a negative value, in proportion to the percentage of the Policies recaptured, for the terminal accounting period, if any.

                                   ARTICLE X

                              GENERAL PROVISIONS

10.01 Reserves. The term "reserves," whenever used for the purpose of this Agreement, shall mean the gross statutory reserves that would have been required under Texas regulation and in accordance with accepted actuarial industry practice on the Policies had this Agreement not have been placed in effect.

10.02 Extracontractual Damages. The Reinsurer does not indemnify and shall not be liable for any extracontractual damages or liability of any kind whatsoever of the Company's resulting from, but not limited to: negligent, reckless or intentional wrongs; fraud; oppression; bad faith; or strict liability.

10.03 Misunderstandings and Oversights. If any failure to pay amounts due or to perform any other act required by this Agreement is unintentional and caused by misunderstanding or oversight, the Company and the Reinsurer will adjust the situation to what it would have been had the misunderstanding or oversight not occurred.

10.04 Reinstatements. If a policy reinsured hereunder that was reduced, terminated, or lapsed, is reinstated, the reinsurance for such policy under this Agreement will be reinstated automatically to the amount that would have been in force if the policy had not been reduced, terminated, or lapsed.

10.05 Facility of Reinsurance. The Company and the Reinsurer hereby acknowledge and agree that the coinsurance cession of the Policies will not alter certain third party reinsurance agreements that may already be in effect on these Policies. Experience refunds paid to the Company as part of any other reinsurance agreement in force on the Policies while this Agreement is in effect shall be paid to the Reinsurer as part of the settlements hereunder. Furthermore, the Company shall not enter into any other reinsurance agreements that would cover the Policies, without the express written approval of the Reinsurer. The Reinsurer will not unreasonably withhold its approval as contemplated within this paragraph.

10.06 Policy Administration. The Company shall administer the Policies and shall perform all accounting for such Policies.

10.07 Policy Changes. Should the Company make any material changes after the Effective Date of this Agreement in the provisions and conditions of the Policies, the Company shall, within a reasonable time, inform the Reinsurer of such change. There shall then be a corresponding change in the related reinsurance and appropriate cash adjustments shall be made consistent with the changed rules of the Company.

10.08 Audit. The Company or the Reinsurer, their respective employees or authorized representatives may audit, inspect and examine, during regular business hours, at the home office of the Company or the Reinsurer, provided that twenty-four (24) hour advance notice has been given to the other party, any and all books, records, statements, correspondence, reports, trust accounts and their related documents or other documents that relate to the policies covered hereunder. The audited party agrees to provide a reasonable work space for such audit, inspection or examination and to cooperate fully and to faithfully disclose the existence of and produce any and all necessary and reasonable materials requested by such auditors, investigators, or examiners. The expense of the respective party's employee(s) or authorized representative(s) engaged in such activities shall be borne solely by such party.

10.09 Integration. This Agreement supersedes all prior discussions and agreements between the parties with respect to the subject matter of this Agreement, and this Agreement, including the Schedules attached hereto, contains the sole and entire agreement between the parties with respect to the subject matter hereof.

10.10 Law and Venue. This Agreement has been finally executed in the State of Texas and is subject to and is to be interpreted in accordance with the laws of the State of Texas except that it is agreed that the provisions of
Article VII shall be governed by the American Arbitration Association. Venue for any action, suit or other proceeding shall be exclusively in Harris County. The parties agree to waive any other venue.

10.11 Nonwaiver. No forbearance on the part of either party to insist upon compliance by the other party with the terms of this Agreement shall be construed as, or constitute a waiver of, any of the terms of this Agreement.


10.12 Counterparts. This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

10.13 Severability. In the event that any provision or term of this Agreement shall be held by any court to be illegal or unenforceable, all of the other terms and provisions shall remain in full force and effect, except if the provision or term held to be illegal or unenforceable is also held to be a material part of this Agreement such that the party in whose favor the material term or provision was stipulated herein would not have entered into this Agreement without such term or provision, then the party in whose favor the material term or provision was stipulated shall have the right, upon such holding, to terminate this Agreement.

10.14 Amendments. Any change or modification to the Agreement shall be null and void unless made by amendment to the Agreement and signed by both parties.

10.15 Schedules and Paragraph Headings. Schedules attached hereto are made a part of this Agreement. Paragraph headings are provided for reference purposes only and are not made a part of this Agreement.

10.16 Net Investment Income. For purposes of this Agreement the term Net Investment Income as used for the experience refund calculation in Schedule
C.03 shall mean the result of: a) the amount of gross investment income earned on the segregated asset account during the month calculated in a manner consistent with the calculation of such amounts in Column 7, of
Exhibit 2 of the Company's NAIC convention blank, plus, b) any realized capital gains for such month on such assets or (less) any realized capital losses for such month on such assets, less, c) the investment expenses as calculated for Exhibit 2, lines 11 and 12 of the Company's NAIC Convention Blank on such assets (except that such investment expenses shall not exceed
 .125%, on an annual basis of the average balance of the segregated asset account defined in Schedule D), plus, d) the amount of investment income paid to the Reinsurer by the Company on the outstanding policy loans on the policies as defined in 3.08.

10.17 Financial Reports. The Company and the Reinsurer each agree to furnish the other with their respective NAIC Convention Blank Statements, as required by their respective state laws within 15 days after such reports are due to be filed with such respective states.

10.18 Survival. The representations, warrants, covenants and agreements respectively required to be made by the Company and the Reinsurer in this Agreement shall survive the termination or expiration of this Agreement.

10.19 Service of Suit. It is agreed that in the event of the failure of the Reinsurer to pay any amount claimed to be due under this Agreement, Reinsurer, at the request of the Company, will submit to the jurisdiction of any court of competent jurisdiction within the United States of America and will comply with all requirements necessary to give such court jurisdiction, and all matters arising hereunder shall be determined in accordance with the law and practice of such court. Nothing in this clause constitutes or should be understood to constitute a waiver of the Reinsurer's rights to commence an action in any court of competent jurisdiction in the United States, to remove an action to a United States District Court, or to seek a transfer of a case to another court as permitted by the laws of the United States or of any state in the United States. Service of process in any such suit may be made upon any then duly elected officer of the Reinsurer at the address specified in Schedule B (agent for service of process). In any suit instituted against the Reinsurer upon this Agreement, the Reinsurer will abide by the final decision of such court or of any appellate court in the event of an appeal. The agent for service of process is authorized and directed to accept service of process on behalf of the Reinsurer in any such suit and/or, upon the request of the Company, to give a written undertaking to the Company that the agent for service of process will enter a general appearance on behalf of the Reinsurer in the event that such a suit shall be instituted.

It is agreed that in the event of the failure of the Company to pay any amount claimed to be due under this Agreement, Company, at the request of the Reinsurer, will submit to the jurisdiction of any court of competent jurisdiction within the United States of America and will comply with all requirements necessary to give such court jurisdiction, and all matters arising hereunder shall be determined in accordance with the law and practice of such court. Nothing in this clause constitutes or should be understood to constitute a waiver of the Company's rights to commence an action in any court of competent jurisdiction in the United States, to remove an action to a United States District Court, or to seek a transfer of a case to another court as permitted by the laws of the United States or of any state in the United States. Service of process in any such suit may be made upon any then duly elected officer of the Company at the address specified in Schedule B (agent for service of process). In any suit instituted against the Company upon this Agreement, the Company will abide by the final decision of such court or of any appellate court in the event of an appeal. The agent for service of process is authorized and directed to accept service of process on behalf of the Company in any such suit and/or, upon the request of the Reinsurer, to give a written undertaking to the Reinsurer that the agent for service of process will enter a general appearance on behalf of the Company in the event that such a suit shall be instituted.

10.20 Notices. All notices and other communications under this Agreement must be in writing and will be deemed to have been duly given if delivered personally or mailed, by certified mail, return receipt requested, first class postage, prepaid, to the addresses and to the attention of the parties described in Schedule B attached hereto.

                                  ARTICLE XI

                        EXECUTION AND EFFECTIVE DATE


IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in duplicate, with an Effective Date of January 1, 1998.

AMERICAN CAPITOL INSURANCE COMPANY (Company)

By:  /s/John Cornett
    ------------------------------
    John Cornett

Title: President

Date:  March 3, 1998

     Attest: /s/Dan R. Stites
             ----------------------
             Dan R. Stites

     Title:  Vice President

     Date:   March 3, 1998


REPUBLIC-VANGUARD LIFE INSURANCE COMPANY (Reinsurer)

By: /s/Robert O. Holliday
    -----------------------
    Robert O. Holliday

Title: Vice President & Marketing Actuary

Date:  March 3, 1998

     Attest: /s/Colin Rainier
             -----------------------
             Colin Rainier

     Title:  Vice President & Group Actuary

     Date:   March 3, 1998

                                   SCHEDULE A

                         POLICIES AND RISKS REINSURED

Under this Agreement, the Reinsurer reinsures 100% of the risks on the blocks of individual industrial and ordinary life insurance policies assumed by the Company pursuant to that certain Coinsurance Agreement dated January 1, 1998 between American Capitol Insurance Company and Universal Life Insurance Company.

                                   SCHEDULE B

                                     NOTICES


     IF TO THE COMPANY:


          American Capitol Insurance Company
          10555 Richmond Avenue
          Houston,  TX  77042
          Attention:     John Cornett, President



     IF TO THE REINSURER:


          Republic-Vanguard Life Insurance Company
          2727 Turtle Creek Boulevard
          Dallas, TX   75219
          Attention:  Robert O. Holliday, Vice President

                                   SCHEDULE C

                           EXPERIENCE REFUND FORMULA


C.01 Retrocession Option. After the first monthly settlement for which the experience refund formula (defined in C.02) produces a positive result, the Reinsurer will, if the Company requests in writing within ten years of such settlement, at the Company's sole option, retrocede 100% of the Policies to the Company.

Upon the retrocession described above, the Company agrees to pay the Reinsurer a monthly experience refund, payable as part of the first monthly settlement for which the following formula produces a positive amount, in the amount of 30% of such positive amount and during the subsequent 120 calendar months that then produce a positive amount in the amount of 30% of such then positive amount. No experience refunds will be made after those 120 subsequent calendar months have elapsed. For any and all calendar months that such formula results in a negative amount such amount shall be treated as zero (0) for the cash settlement purposes as defined in 5.03. The terminal experience refund shall be calculated in accordance with the following formula except the absolute value of a negative result shall be paid in accordance with 9.04.

In no event will the Reinsurer be obligated to pay the Company an experience refund.

C.02 Experience Refund Formula. The experience refund calculation shall be made in accordance with the following formula:

     The Current Month's Experience as defined C.03, below;

LESS

     For the first month only, the Initial Consideration as defined in 3.02;

LESS

     The negative experience refund carryforward, defined as the absolute value of any negative result of this calculation for the immediately preceding month.

C.03 Calculation of Current Month's Experience. The current month's experience shall be made in accordance with the following formula.

     The Premiums as defined in 3.03;

PLUS

     The Net Investment Income as defined in 10.16;

PLUS

     The Experience Refunds paid on other reinsurance agreements as defined in 10.05;

PLUS

     Any decrease in the Reserves as defined in 10.01 for the month. For the final terminal experience refund calculation the ending reserve for the terminal month shall be the reserve immediately prior to the actual recapture or termination of this Agreement;

PLUS

     Any increase in the amount of due and deferred asset on the Policies

LESS

     Any decrease in the amount of due and deferred asset on the Policies;

LESS

     The Reinsurer's profit retention as defined in C.04 below;

LESS

     The net Benefits paid by the Reinsurer as defined in 4.02;

LESS

     The Administration Fee as defined in 3.07;

LESS

     The Commission Allowance as defined in 3.04;

LESS

     The Premium Tax Allowance as defined in 3.05;

LESS

     The Dividends to Policyholders as defined in 4.04;

LESS

     Any increase in the Reserves as defined in 10.01 for the month. For the final terminal experience refund calculation the ending reserve for the terminal month shall be the reserve immediately prior to the actual recapture or termination of this Agreement;

LESS

     One month's interest on the absolute value of any negative result of this calculation for the immediately preceding month at a monthly interest rate of 0.52%.

C.04 Maximum Reinsurer's Profit Retention. The Reinsurer agrees to limit the maximum profit it retains from the earning on the Policies, if any, to an amount equal to 0.27% of the negative experience carryforward, as defined in Schedule C.02, as of the end of such month for which this calculation is being made, commencing with the month ending January 31, 1998 and for every month thereafter for the duration of this Agreement.

                                  SCHEDULE D

                           SEGREGATED ASSET ACCOUNT


D.01 Purpose. The Company and the Reinsurer agree that the initial net amount of assets transferred to the Reinsurer as provided for in 3.01 shall be housed in a segregated asset account established by the Reinsurer for the purpose of determining the Net Investment Income as defined in 10.16 and to be used in the experience refund formula as defined in C.03.

D.02 Admissible Assets. The assets used to maintain this segregated asset account shall consist of cash, certificates of deposit issued by any national or state chartered bank or savings and loan association and/or securities, in which the laws of the Reinsurer's state of domicile authorizes domestic insurers to invest and which meet the Investment Guidelines presented in Schedule F.

D.03 Determination of the Segregated Asset Account Balance. As of the effective date of this Agreement the initial account balance shall be equal to the difference between the initial premium as defined in 3.01 and the initial consideration as defined in 3.02. Subsequently, as of the end of every month thereafter, the account balance shall be calculated as: the Reserves as defined in 10.01 as of the end of such month for which this calculation is being made, less, the outstanding policy loans as defined in
3.08 as of the end of such month for which this calculation is being made, less, the amount of due and deferred asset as of the end of the such month for which this calculation is being made, less, the absolute value of the negative experience refund carryforward, as defined in C.02, if any.

D.04 Management of Account Assets. The Company agrees to allow the Reinsurer to provide for the management of such assets either directly by the Reinsurer or its duly appointed third party asset manager. The account assets shall be managed in strict accordance with the Investment Guidelines presented in Schedule F. The Reinsurer, or its designated investment advisor, may from time to time substitute or exchange assets contained within this account provided such assets so substituted or exchanged are admissible assets as defined herein and meet the Investment Guidelines presented in Schedule F. The Reinsurer will immediately notify the Company of such substituted or exchanged assets. The Company reserves the right to challenge any so substituted or exchanged assets within five (5) working days such asset first appeared in such account. Should the Company elect to so challenge any such asset the Reinsurer agrees to replace such asset with an admissible asset acceptable to the Company, which acceptance shall not be unreasonably withheld.

D.05 Additions to or Withdrawals from the Account. Should the book value of the assets contained within the account, as of the end of any month, exceed the amount required by D.03, above, the Reinsurer shall be allowed to withdraw such excess assets. The specific assets to be released shall be those assets as designated by the Company and the Company shall make such designation no later than ten (10) working days after the close of such month for which this comparison is being made. Should the book value of the assets contained within the account as of the end of any month be less than the amount required by D.03 above, the Reinsurer shall deposit cash or its equivalent into this account in an amount equal to such deficiency within twelve (12) working days after the close of such month for which this comparison is being made.

                                    SCHEDULE E

                          ADDITIONAL RECAPTURE AMOUNT


In the event the Company elects to recapture the Policies prior to the date falling ten (10) years after the date on which the Negative Experience Refund Carryforward first reaches zero, other than for a reason specified in
Article IX, the amount due from the Reinsurer to the Company as part of the terminal monthly cash settlement specified in paragraph 9.04(b) shall be reduced by the amount listed below (the "Additional Recapture Amount"), which shall be calculated as $1,750,000 less the sum of Retained Experience Profits, as defined below, received by the Reinsurer prior to the effective date of such recapture.

Retained Experience Profits are all the Experience Refunds paid to Republic-Vanguard by American Capitol under this treaty or any retrocession treaty between the parties covering the blocks of business described in Schedule A.

                                     SCHEDULE F

                               INVESTMENT GUIDELINES


1. General. These Investment Guidelines are developed with the understanding that the parties depend upon a steady, secure and calculable income generated by the assets in the segregated asset account to meet cash flow needs, thus necessitating a well balanced, low risk portfolio. The purpose of these investment guidelines is to maximize the yield on investments within the limitations necessary to assure and secure a steady investment income stream.

2. Objectives. The following objectives, ranked by priority, should be accomplished:

     (1) The investments should be secured. To provide safety of principal and interest, investment instruments have to be of high quality.

     (2) The maturity of the investments should be matched with the expected future liquidity needs in order to avoid realized capital losses.

     (3)  A high return on investments on a before tax basis.

     (4) The portfolio has to be well diversified by category as well as by issuer.

3.   Portfolio Guidelines.

     (1) Portfolio duration must be managed to match projected liability duration, plus or minus 1/2 year.

     (2) Portfolio convexity should be maximized to a level as close as possible to that of the liabilities, not to fall below -1.0.

     (3)  All investments have to be in US dollar denominated securities.

     (4) Investments must be listed with the Securities Valuation Office of the National Association of Insurance Commissioners ("NAIC"). If a given security is not listed at the time of purchase, Reinsurer shall apply for listing of such security prior to the end of the calendar quarter in which the purchase is made.

     (5) All investment must be rated a category 1 or category 2 by the NAIC when purchased. No more than 10% of the portfolio shall be invested in NAIC category 2 investments.

     (6) Investments shall be limited to bonds and short term securities (maturity of less than 1 year).

     (7) Short term securities shall be limited to (a) US Treasury Bills, Bonds, or Notes; commercial notes of US corporations, bankers acceptances and loan participations having an A-1 or P-1 quality rating and not to exceed 5% of the portfolio per issuer; interest-bearing accounts and certificates of deposit of US banks and savings and loan associations not to exceed FDIC or FSLIC limits; shares in money market mutual funds not to exceed 5% of the portfolio.

     (8) No investments will be made in mortgage backed security derivatives (inverse-floaters, interest only strips, and principal only strips).

     (9) In regard to mortgage backed securities: no Z-Class, Accrual Bonds, and similar tranches such as Jump-Z tranches should be held in the portfolio; no inverse floating or super-floating CMOs should be held in the portfolio; no synthetic mortgage securities should be held in the portfolio. Mortgage backed securities will be managed so as to minimize prepayment risk.

     (10) No more than 25% of the portfolio will be invested in mortgage backed and asset backed securities.

     (11) No investments will be made in callable securities

     (12) No investments will be made in municipal bonds.

     (13) No more than 5% of the portfolio will be invested in any one corporate issuer.

     (14) No transaction that will result in a realized capital loss in excess of $3,000 will be executed without the advance written approval of the Company.

     (15) No investment will be made in a security that is not publicly traded without the advance written approval of the Company.

4.   Reporting.

     (1) Within 8 working days of the end of each calendar month, the Reinsurer will provide the Company with the details of net investment income for the portfolio and any realized capital gains and losses for such calendar month.

     (2) Within 45 calendar days of the end of each calendar quarter, the Reinsurer will provide the Company with detailed and summary information regarding the investments in the portfolio, the changes in the portfolio since the preceding quarter, and any other information that the Company might reasonably request.